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                                                                EXHIBIT 23(b)




INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-1087 on Form N-4 of Valley Forge Life Insurance Company Variable Annuity Separate Account our report dated February 12, 1997, accompanying the financial statements of Valley Forge Life Insurance Company, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.





Deloitte & Touche LLP
Chicago, Illinois

April 30, 1997